Exhibit 8.2

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: +1-692-625-3602
RRE Commercial Center	Email:	dreeder@ntamar.net
Majuro, MH 96960		r.simpson@simpson.gr

May 22, 2014

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement dated May 22, 2014 pursuant to Rule 424(b) (the “Prospectus Supplement”) to the Corporation’s registration statement on Form F-3 (file no. 333-190718) (the “Registration Statement”), filed with the Commission on August 19, 2013, relating to the proposed offer and sale by the Company from time to time of up to an aggregate of US$75,000,000.00 of Class A common shares.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax considerations set forth in the Prospectus Supplement under the caption “Non-United States Tax Considerations—Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus Supplement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus Supplement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Dennis J. Reeder

Reeder & Simpson PC